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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES



1.   Assessment Solutions Incorporated/1/

           State of Incorporation:        New York


2.   Proudfoot Reports Incorporated/2/

           State of Incorporation:        New York


3.   C3 Solutions Incorporated

           State of Incorporation:        New York






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     /1/ Originally incorporated as Assessment Systems Incorporated, but changed its corporate name to Assessment Solutions Incorporated on or around November
12, 1996.

     /2/ Originally incorporated as PRI Acquisitions, Inc., but changed its corporate name to Proudfoot Reports Incorporated on or around January 27, 1987.